                                                                     EXHIBIT 4.4

             THIS FIRST AMENDING AGREEMENT is made as of 8 May 2003

B E T W E E N:

         NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED
               AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                     - and -

                           THE LENDERS WHO ARE PARTIES
                        TO THE EXISTING CREDIT AGREEMENT

                                     - and -

                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent

                                  (the "AGENT")

RECITALS:

A. The parties to this agreement are also parties to a credit agreement dated as of 19 July 2002 (the "EXISTING CREDIT AGREEMENT").

B. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

C. The parties have agreed to certain amendments to the Existing Credit Agreement and to a pledge agreement forming part of the Security, and are therefore entering into this agreement to amend the provisions of the Existing Credit Agreement and the Security as agreed by the parties.

D. This agreement is being signed by the Agent on behalf of the Lenders pursuant to the approval of the Lenders or Majority Lenders as required.

         THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.       AMENDMENTS TO SECTION 1.1 OF EXISTING CREDIT AGREEMENT

(a) Section 1.1.17 of the Existing Credit Agreement is deleted and replaced by the following:

                  "Borrowing Base" means at any time, the aggregate of:

                  (a) 75% of the net book value of accounts receivable of NSCL, other than accounts receivable owing by employees of any Restricted Party, based on the Adjusted Balance Sheet; and

                  (b) an amount equal to the lesser of item (a) above and 50% of the aggregate inventory of NSCL, other than work in process, based on the Adjusted Balance Sheet;

                  except that, effective 60 days after NSCL gives express notice to the Agent requesting a change in the calculation of the Borrowing Base (which notice may be irrevocably given by NSCL at its option during the term of this Agreement), the Borrowing Base shall be the amount calculated in accordance with Schedule M.

(b) Section 1.1.18 of the Existing Credit Agreement is deleted and replaced by the following:

                  "Borrowing Base Certificate" means a certificate of NSCL in the form of Schedule G or, if pursuant to Section 1.1.79 the Borrowing Base is calculated in accordance Schedule M, means a certificate of NSCL in the form of Schedule M.

(c) Section 1.1.37 of the Existing Credit Agreement is deleted and replaced by the following:

                  "Derivative Agent" means RBC and any successor to it as the "Group Valuation Agent" appointed under the Repricing Agreement.

(d) Section 1.1.47 of the Existing Credit Agreement (definition of Existing Special Derivatives) is deleted.

(e) Section 1.1.67 of the Existing Credit Agreement is deleted and replaced by the following:

                  "Market Value" means, on any day, the total amount, if any, expressed in Canadian Dollars that would be required to be paid under any Derivative in order to terminate the Derivative. The determination shall be made in accordance with the procedures described in the definition of "Hedging Transaction Exposure" under the Repricing Agreement.

(f) The first two lines of Section 1.1.79 of the Existing Credit Agreement are deleted and replaced by the following:

                  "Other Secured Obligations" means the present and future debts, liabilities and obligations of the Borrower (or any other Restricted Party in respect of item (f) below) under or in connection with:

(g) Item (a) of Section 1.1.79 of the Existing Credit Agreement is deleted and replaced by the following:

                  "(a) Derivatives to exchange one of Canadian Dollars, US Dollars, Euros, Japanese yen, Australian dollars, British pounds sterling or such other currencies as may be approved by the Agent, after consultation with counsel but without any requirement to seek approval of the Majority

                           Lenders, to another of those currencies, provided that in the case of such Derivatives that relate to Debt, such Derivatives do not increase the principal amount of Debt outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

(h) Item (f) and following of Section 1.1.79 of the Existing Credit Agreement is deleted and replaced by the following:

         "(f) guarantees by other Restricted Parties of Other Secured Obligations incurred by the Borrower;

         provided that:

         (g) the debts, liabilities and obligations are, in each case other than any guarantee given to the Agent, incurred pursuant to a 1992 ISDA master agreement and held by (i.e. owed to) a person that, at the time the relevant Derivative was entered into, was a Lender or an affiliate (as defined in the CANADA BUSINESS CORPORATIONS ACT) of a Lender and that, if the Derivative is of a type described in items (c), (d) and (e) above, is a party to the Repricing Agreement;

         (h) the Derivative Agent is notified in accordance with the Repricing Agreement of the particular Other Secured Obligation being entered into, except that a delay in notifying the Derivative Agent shall not disqualify any debt, liability or obligation from being an Other Secured Obligation as long as its later inclusion as an Other Secured Obligation does not result in one of the events contemplated in section 2(a) of the Repricing Agreement."

(i) Item (b) of Section 1.1.87 of the Existing Credit Agreement (definition of Permitted Unsecured Indebtedness) is deleted and replaced by the following:

         "(b) is on terms and conditions that are no more restrictive to the Restricted Parties than one or both of:

                  (i) the terms of the Obligations including, without limitation, the scheduled amortization of the Debt; and

                  (ii) the terms of any of the 1999 Notes and the 2001 Notes including, without limitation, the stated maturity of any of the 1999 Notes and the 2001 Notes (for greater certainty, the 1999 Notes and 2001 Notes shall be used as a basis for comparison whether or not they remain outstanding and any entitlement of the holder of the Debt to convert it to

                           Capital Stock shall not be considered more restrictive to the Restricted Parties); and"

(j) Section 1.1.100 of the Existing Credit Agreement is deleted and replaced by the following:

                  "Restricted Parties" means NSCL, the Borrower, Elk Falls Pulp and Paper Limited, NorskeCanada, Norske Skog Canada (Japan) Ltd., Norske Skog Canada Pulp Operations Limited, Norske Skog Canada Pulp Sales Inc, Norske Skog Canada Sales Inc., Norske Skog Canada (USA) Inc., NSCL Holdings Inc., Pacifica Papers Sales Ltd., Pacifica Papers Sales Inc., Pacifica Poplars Ltd., Pacifica Poplars Inc., and Pacifica Papers US Inc. and such other Subsidiaries of NSCL as may become Restricted Parties from time to time.

(k) Section 1.1.112 of the Existing Credit Agreement (definition of Threshold Amount) is amended by replacing the last sentence with the following:

                  "If neither the 1999 Notes nor the 2001 Notes are outstanding but Similar Notes are outstanding, the Threshold Amount shall be calculated by adapting the foregoing as required to reflect the provisions of the Similar Indenture that correspond to clauses (i), (ix) and (xi), respectively, of the definition of "Permitted Indebtedness" in the 1999 Indenture and "Permitted Debt" in the 2001 Indenture. If no 1999 Notes, 2001 Notes or Similar Notes are outstanding, the Threshold Amount shall be considered to be unlimited. For greater certainty, because of the requirements of the definition of Similar Indenture, the Threshold Amount based on any Similar Indenture shall not be lower than the Threshold Amount based on the 2001 Indenture."

(l) Section 1.1.113 of the Existing Credit Agreement is deleted and replaced by the following:

                  "TOTAL INTEREST EXPENSE" means, for any particular period, without duplication, the difference between (a) aggregate expense incurred for interest and equivalent costs of borrowing (taking into account the effect of any relevant Derivatives), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptances, (iii) the interest portion of any capital lease, and (iv) all fees and other compensation paid to any person that has extended credit to the Restricted Parties, but excluding any upfront, extension and similar non-recurring fees paid to the Agent or Lenders or paid in connection with the 2001 Notes, the 1999 Notes or any Similar Notes, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt), and (b) the aggregate income earned from interest, in the case of each of (a) and (b), calculated in accordance with GAAP in respect of NSCL on a consolidated basis, omitting amounts that are not attributable to Restricted Parties. If the calculation of EBITDA is adjusted because of acquisitions, dispositions or other circumstances described in the last paragraph of Section 1.1.40, the calculation of Total Interest Expense shall be adjusted on the same basis.

(m) The following additional definitions are added to Section 1.1 of the Existing Credit Agreement:

                  "Monetization Transaction" means a sale on a discounted basis by a Restricted Party to a Lender or an affiliate (as defined in the CANADA BUSINESS CORPORATIONS Act) of a Lender of accounts receivable of the Restricted Party, which may include the sale or assignment of the Restricted Party's rights to any insurance or security for the accounts receivable that are sold.

                  "Repricing Agreement" means the agreement in the form attached as Schedule L, as amended, supplemented, restated and replaced from time to time.

                  "Similar Indenture" means an indenture under which Permitted Unsecured Indebtedness is issued (a) that contains substantially the same provisions as the 1999 Indenture or the 2001 Indenture or (b) the provisions of which are based on the same "template" as the 1999 Indenture and the 2001 Indenture but are less restrictive to the Restricted Parties (as the provisions of the 2001 Indenture are less onerous than the 1999 Indenture).

                  "Similar Notes" means notes issued under a Similar Indenture.

2.       EXTENSION UNDER SECTION 2.4 OF EXISTING CREDIT AGREEMENT

         In response to a request by the Borrower pursuant to Section 2.4 of the Existing Credit Agreement that the maturity date of the Credits be extended to 19 July 2006, TD, RBC, Canadian Imperial Bank of Commerce, Bank of Montreal, The Bank of Nova Scotia, HSBC Bank Canada, Bank of America, N.A. Canada Branch, Merrill Lynch Capital Canada Inc. and Canadian Western Bank were Accepting Lenders and Laurentian Bank of Canada was a Declining Lender. Accordingly, the maturity date of the Credits shall be extended to 19 July 2006 subject to the Borrower complying with Section 2.4.4 of the Existing Credit Agreement.

3.       AMENDMENTS TO SECTION 3.2 OF EXISTING CREDIT AGREEMENT

(a) The first sentence of the third paragraph of Section 3.2.1 of the Existing Credit Agreement is deleted and replaced by the following:

                  "As between the Lenders, all Obligations shall rank equally and ratably with each other notwithstanding that different Obligations may be designated as having been incurred with reference to different provisions of the 1999 Indenture, the 2001 Indenture or any Similar Indenture which might otherwise imply that different Obligations have different rankings."

(b) The first sentence of the final paragraph of Section 3.2.2 of the Existing Credit Agreement is deleted and replaced by the following:

                  "If any Advance is within the Threshold Amount at the time it is made and thereby entitled to be secured in priority to the 1999 Notes, the 2001 Notes and any Similar Notes, it shall remain entitled to that priority notwithstanding any subsequent diminution of the Threshold Amount."

4.       AMENDMENT TO SECTION 6.1 OF EXISTING CREDIT AGREEMENT

         Section 6.1.4(d) of the Existing Credit Agreement is deleted and replaced by the following:

                  "The Credits constitute "New Credit Facilities" under the terms of the 1999 Notes, the 2001 Notes and any Similar Notes. As of 30 June 2002, the Threshold Amount was not less than $600,000,000."

5.       AMENDMENT TO SECTION 7.3 OF EXISTING CREDIT AGREEMENT

         Section 7.3.2(f) of the Existing Credit Agreement is deleted and replaced by the following:

                  "NSCL shall promptly notify the Agent if (i) it is within $10,000,000 of any of the thresholds that would require it to take action specified in Section 7.7, or (ii) the "Aggregate Special Derivative Exposure" is within $10,000,000 of the "Permitted Special Derivative Exposure," as those terms are defined in the Repricing Agreement, and promptly provide such further reports as the Agent may require while any of those circumstances continues."

6.       AMENDMENTS TO SECTION 7.5 OF EXISTING CREDIT AGREEMENT

(a) Section 7.5.1(d) of the Existing Credit Agreement is amended by adding the following immediately after item (vi) thereof:

                  "(vii) the repurchase of 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness under an exchange offer made by NSCL pursuant to a registration statement filed with the Securities and Exchange Commission of the United States, provided that the sole consideration for the repurchase is (in the case of Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness) notes of NSCL that constitute Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness, respectively, or (in the case of the 1999 Notes, 2001 Notes or Permitted Unsecured Indebtedness) Permitted Unsecured Indebtedness, in all cases in an aggregate amount that does not increase the obligations of NSCL, taking into account any difference in interest rates

                  (viii) the conversion of any Permitted Unsecured Indebtedness to Capital Stock of NSCL"

(b) Section 7.5.1(e) of the Existing Credit Agreement is amended by adding the following immediately after item (vii) thereof:

                  "(viii) guarantees, indemnities or other financial assistance of any kind in favour of the purchasers in Monetization Transactions, in respect of payment of the accounts receivable sold"

(c) Item (B) in Section 7.5.1(f) of the Existing Credit Agreement is deleted and replaced by the following:

                  "in the case of interest rate Derivatives, the aggregate notional amount swapped by all Restricted Parties at any time (net of offsetting transactions) exceeds the outstanding amount of the Credits, the 1999 Notes, the 2001 Notes and any Similar Notes at that time"

(d) Section 7.5.2(c) of the Existing Credit Agreement is deleted and replaced by the following:

                  "permit any sale, lease, sale and lease-back or other disposition of any part of its Property (including Capital Stock it holds) except for (i) sales of inventory and obsolete or redundant equipment in the ordinary course of business,
                  (ii) dispositions to another Restricted Party, provided that Property owned by a Restricted Party incorporated in Canada is not transferred to a Restricted Party not incorporated in Canada and Property located in Canada is not transferred outside Canada, (iii) dispositions in connection with transactions permitted by Section 7.5.3(a), (iv) sales constituting Monetization Transactions, and (v) other dispositions of Property (including Capital Stock of any other person) having a fair market value for all Restricted Parties up to an aggregate for all Restricted Parties during any period of 36 consecutive months of 12.5% (20% if no Permitted Senior Secured Indebtedness is outstanding at the time of the disposition) of the Consolidated Net Tangible Assets valued immediately before any disposition;"

(e) Section 7.5.3(h) of the Existing Credit Agreement is deleted.

(f) Section 7.5.3(i) of the Existing Credit Agreement is deleted and replaced by the following:

                  "(A) be a party to any amendment or waiver to the terms of the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness or any documents relating to them unless expressly permitted by any applicable Intercreditor Agreement, or (B) if there is no applicable Intercreditor Agreement, be a party to any such amendment or waiver if the amendment or waiver would adversely affect the rights of any Lender or make the terms thereof more onerous to any Restricted Party (including but not limited to any amendment that would shorten the maturity, require any prepayment not required in the 1999 Indenture, 2001 Indenture or other applicable document, increase the interest rate or other compensation payable to holders thereof, impose additional requirements for securing the holders or further limit the rights of the Restricted Parties to incur Debt or grant Encumbrances), except that it may pay a consent solicitation fee to holders in connection with the solicitation of consents to an amendment or waiver that is otherwise permitted under this item (i) provided that such fee does not exceed customary amounts in the circumstances, or (C) be a party to any amendment or waiver permitted by (A) or (B) without immediately providing the Agent with copies of all documents and other information relating to the amendment or waiver."

7.       AMENDMENTS TO SECTION 7.7 OF EXISTING CREDIT AGREEMENT

(a)      Section 7.7.2(c) of the Existing Credit Agreement is deleted.

(b) Section 7.7.2(d) of the Existing Credit Agreement is deleted and replaced by the following:

                  "the amount of the limit on liability established by sections 5(d) and 5(e) of the Repricing Agreement"

(c) Section 7.7.2(e) of the Existing Credit Agreement is deleted and replaced by the following:

                  "the amount, as determined under the 1999 Indenture, the 2001 Indenture or any Similar Indenture, of any other obligations that have been classified as being incurred under clauses (i) or (ix) of the definitions referred to in that sentence"

8.       ADDITION OF SECTION 7.8 TO EXISTING CREDIT AGREEMENT

         The following is added after Section 7.7 of the Existing Credit
Agreement:

                  "7.8     REPRICING AGREEMENT

                  Any Lender or affiliate of a Lender that holds Other Secured Obligations of the type described in Sections 1.1.79(c), (d) and (e) must be aparty to the Repricing Agreement. Any Lender or affiliate of a Lender that holds only other types of Other Secured Obligations may, but need not, be a party to the Repricing Agreement. However, any such non-party:

                  (a) shall provide trade details to the Derivative Agent and notify the Derivative Agent as required by section 3(c) of the Repricing Agreement, which is incorporated herein by reference;

                  (b) shall provide the Borrower with a listing of its Derivatives as required by the first two lines of section 3(g) of the Repricing Agreement, which are incorporated herein by reference;

                  (c) shall comply with section 6(a) of the Repricing Agreement, which is incorporated herein by reference;

                  (d) accepts the provisions of sections 11(a), (b) and (c) of the Repricing Agreement, which are incorporated herein by reference."

9.       AMENDMENT TO SECTION 8.1 OF EXISTING CREDIT AGREEMENT

         Section 8.1(k) of the Existing Credit Agreement is deleted and replaced by the following:

                  "there is a breach of Section 7.7 or NSCFL does not comply with the requirements of the Repricing Agreement"

10.      AMENDMENTS TO SCHEDULE C OF EXISTING CREDIT AGREEMENT

(a) Item 2(e) in Schedule C of the Existing Credit Agreement is deleted and replaced by the following:

                  "its "Consolidated Fixed Charge Coverage Ratio" as defined under the 1999 Indenture, the 2001 Indenture and any Similar
                  Indenture is         : 1"
                              --------

(b) Item 5 in Schedule C of the Existing Credit Agreement is deleted and replaced by the following:

                  "Appendix C attached contains details of (i) all Other Secured Obligations as of the end of the undersigned's most-recently completed fiscal quarter, the classification under which they were incurred for the purposes of section 4.06 of the each of the 1999 Indenture and the 2001 Indenture and the corresponding provision of any Similar Indenture and the Market Value thereof, (ii) all outstanding Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness as of the end of the undersigned's most-recently completed fiscal quarter and the classification under which it was incurred for the purposes of section 4.06 of the each of the 1999 Indenture and the 2001 Indenture and the corresponding provision of any Similar Indenture and (iii) the amount, as determined under the 1999 Indenture, the 2001 Indenture and any Similar Indenture, respectively, of any other obligations that have been classified as being incurred under clauses (i) or (ix) of the definition of "Permitted Indebtedness" in the 1999 Indenture, the definition of "Permitted Debt" in the 2001 Indenture and the corresponding provisions of any Similar Indenture."

11.      AMENDMENT TO SCHEDULE L OF EXISTING CREDIT AGREEMENT

         Schedule L of the Existing Credit Agreement is deleted and replaced by Schedule L attached to this agreement.

12.      ADDITION OF SCHEDULE TO EXISTING CREDIT AGREEMENT

         Schedule M attached to this agreement is added as Schedule M to the Existing Credit Agreement.

13.      AMENDMENT TO OMNIBUS PLEDGE AGREEMENT

         Section 3 on page 4 of the omnibus pledge agreement dated as of 19 July 2002 (the "OMNIBUS PLEDGE") by which the Restricted Parties pledged debentures to the Agent as contemplated in Section 3.3.1(b) of the Existing Credit Agreement is amended and replaced by the following:

                  "Each Pledgor hereby assigns, pledges and hypothecates to the Pledgee, and grants to the Pledgee for and on behalf of and for the benefit of the Secured Parties a security interest in, its Debentures designated as Series A No. 4 as general and continuing collateral security for the payment and performance by such Pledgor of all "Other Secured Obligations" of the Pledgor as defined in the Syndicated Credit Agreement that are classified by Norske Skog Canada Limited as being incurred under clauses (v) and (vi) of the definition of "Permitted Indebtedness" in the 1999 Indenture (as defined in the Syndicated Credit Agreement), the definition of "Permitted Debt" in the 2001 Indenture (as defined in the Syndicated Credit Agreement) and the corresponding definition in any Similar Indenture (as defined in the Syndicated Credit Agreement). For greater certainty, the pledge of each Series A No. 4 Debenture shall continue to secure the Other Secured Obligations described above notwithstanding the termination of the Syndicated Credit Agreement for any reason."

14.      CONDITIONS PRECEDENT

         The obligations of the Lenders under this agreement are subject to the Agent receiving opinions of counsel to the Restricted Parties concerning the authorization, execution and enforceability of this agreement and concerning relevant matters relating to the 1999 Indenture and the 2001 Indenture, all in form and substance satisfactory to the Agent.

15.      REPRESENTATIONS OF RESTRICTED PARTIES

         The Restricted Parties acknowledge that this agreement is a Credit Document and that all of their representations and warranties concerning Credit Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement. The Restricted Parties also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Restricted Party is a party.

16.      RATIFICATION AND CONFIRMATION

         The Existing Credit Agreement and the Omnibus Pledge, as amended by this agreement, remain in full force and effect and are hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or the other Credit Documents, the Restricted Parties confirm that the Security shall continue to secure the Obligations and the Other Secured Obligations, including but not limited to any arising as a result of this agreement.

17.      COUNTERPARTS AND FACSIMILE

         This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS OF WHICH, the parties have executed this agreement.

                                  NORSKE SKOG CANADA LIMITED
                                  By:  /s/ Peter Staiger
                                       ---------------------------------------
                                       Peter Staiger
                                       Treasurer


                                  By:  /s/ Ralph Leverton
                                       ---------------------------------------
                                       Ralph Leverton
                                       Vice President Finance and Chief
                                       Financial Officer

                                  NORSKE SKOG CANADA FINANCE LIMITED


                                  By:  /s/ Peter Staiger
                                       ---------------------------------------
                                       Peter Staiger
                                       Treasurer

                                  ELK FALLS PULP AND PAPER LIMITED


                                  By:  /s/ Peter Staiger
                                       ---------------------------------------
                                       Peter Staiger
                                       President


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   NORSKE SKOG CANADA LIMITED
                                   AS MANAGING PARTNER FOR
                                   AND ON BEHALF OF NORSKECANADA


                                   By:  /s/ Peter Staiger
                                        ---------------------------------------
                                        Peter Staiger
                                        Treasurer


                                   By:  /s/ Ralph Leverton
                                        ---------------------------------------
                                        Ralph Leverton
                                        Vice President Finance and
                                        Chief Financial Officer


                                   NORSKE SKOG CANADA PULP OPERATIONS LIMITED


                                   By:  /s/ Peter Staiger
                                        ----------------------------------------
                                        Peter Staiger
                                        Treasurer

                                   NORSKE SKOG CANADA SALES INC.


                                   By:  /s/ Peter Staiger
                                        ----------------------------------------
                                        Peter Staiger
                                        Treasurer


                                   NSCL HOLDINGS INC.


                                   By:  /s/ Peter Staiger
                                        ----------------------------------------
                                        Peter Staiger
                                        Treasurer


                                   NORSKE SKOG CANADA (USA) INC.


                                   By:  /s/ Peter Staiger
                                        ----------------------------------------
                                        Peter Staiger
                                        Treasurer


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                NORSKE SKOG CANADA (JAPAN) LTD.


                                By:  /s/ James E. Armitage
                                      ----------------------------------------
                                      James E. Armitage
                                      Director


                                NORSKE SKOG CANADA PULP SALES INC.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      Treasurer


                                PACIFICA PAPERS SALES LTD.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      President


                                 PACIFICA PAPERS SALES INC.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      Treasurer


                                PACIFICA POPLARS LTD.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      President


                                 PACIFICA POPLARS INC.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      Treasurer


                                 PACIFICA PAPERS US INC.


                                 By:  /s/ Peter Staiger
                                      ----------------------------------------
                                      Peter Staiger
                                      Treasurer


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                      THE TORONTO-DOMINION BANK, as Agent


                                      By:      /s/ authorized signatory
                                               ---------------------------------
                                               Name:
                                               Title:



 [SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   SCHEDULE L

                           FORM OF REPRICING AGREEMENT

                              [NOTE: SEE ATTACHED]

                                   SCHEDULE M

                      ALTERNATE BORROWING BASE CERTIFICATE

                        [SEE REFERENCE IN SECTION 1.1.18]

TO:           THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO:       THE TORONTO-DOMINION BANK, as Agent
--------------------------------------------------------------------------------

         We refer to Section 7.3.1(a) of the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

         We hereby certify that the following is a true and correct calculation of our Borrowing Base as of [DATE] and that the attached documents accurately set out the details from which the Borrowing Base is calculated. The amounts of accounts receivable and inventory referred to below are based on the Adjusted Balance Sheet.

                                    ($'000S)

    A     ACCOUNTS RECEIVABLE

             (a) 100% of accounts receivable, each of which is fully backed by a standby letter of credit, a letter of guarantee or a commercial letter of credit, other
                      than an L/C, issued by a financial institution          o
                      acceptable to the Agent (each, an "Acceptable
                      Letter"); plus

             (b)      90% of accounts receivable that are insured to the
                      extent of at least 90% by Export Development Canada
                      or other insurer acceptable to the Agent acting         o
                      reasonably (each, an "Insured Account"); plus

             (c)      80% of non-Insured Account, non-Acceptable Letter
                      backed accounts receivable from Pan Asia Paper Co.
                      Pte Ltd. (as long as it is at least 40% owned by        o
                      Norske Skogindustriere ASA), Norske Skogindustriere
                      ASA or its Subsidiaries and Powell River Energy
                      Inc.; plus

             (d)      80% of non-Insured Account, non-Acceptable Letter
                      backed accounts receivable, including fibre
                      receivables, owing by a debtor located in Canada, the
                      United States of America, Australia or the United       o
                      Kingdom that NSCL reasonably considers to be good and collectable in the normal course; plus

             (e)      70% of non-Insured Account, non-Acceptable Letter
                      backed accounts receivable owing by a debtor located    o
                      in a country other than Canada, the United States of America, Australia or the United Kingdom; plus

             (f)      100% of amounts owing by the Government of Canada in
                      respect of goods and services tax payable pursuant to   o
                      the EXCISE TAX ACT (Canada); plus


             (g) 70% of other accounts receivable including accrued interest receivables, freight/traffic claims and other sundry receivables but excluding accounts
                      receivable owing by employees of a Restricted Party;   (o)

             less:

             (h) all amounts included in items (c) through (e) and (g) above which relate to accounts receivable that are 60 days past due

                NET TOTAL                                                    o


    B     INVENTORY

          Finished Goods
                Paper                                                        o
                Pulp                                                         o
                Sub total                                                    o

          WIP                                                                o

          Raw Materials
                Chips                                                        o
                Logs                                                         o
                Sawdust                                                      o
                DIP/Other purchased pulp                                     o
                Other                                                        o
                Sub total                                                    o

          Supplies
                Crofton                                                      o
                Elk Falls                                                    o
                Powell River                                                 o
                Port Alberni                                                 o

                Other                                                        o
                Sub total                                                    o

          Consolidated Inventory per FS                                      o

          Less: WIP                                                          (o)
          Less: Inventory of Unrestricted Parties                            (o)

          Adjusted Inventory                                                 o

          50% OF ADJUSTED INVENTORY                                          O

BORROWING BASE
(A + the lesser of A and B)

DATED _____________


                                      NORSKE SKOG CANADA LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      By:
                                           -------------------------------------
                                           Name:
                                           Title: